UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2013

Prairie West Oil & Gas, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	001-34770	83-0375241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

9500 W. Flamingo #205, Las Vegas, NV	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 525-2024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2013, Prairie West Oil & Gas, Ltd. (Nevada) (“Prairie Nevada”) entered into an exchange agreement to purchase 100% of the outstanding interests of Prairie West Oil & Gas, Ltd. (Canada)(“Prairie Canada”) in exchange for 5,000,000 common shares of Prairie Nevada stock.  The Exchange Agreement between the parties dated January 22, 2013 is hereby terminated in its entirety  as the conditions for closing have never occurred and thus the transaction was never closed.   Both parties are returned to their status before such agreement was signed.   Both parties hereby consent to the continued use of any name as a result of name changes under such Agreement.   Both parties to bear their own costs and fees.

Exhibits

No.

Exhibits

3.

Exchange Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 11, 2013

Prairie West Oil & Gas, Ltd.

By: /s/ Anthony Sarvucci

Anthony Sarvucci

President and Chief Executive Officer

EXHIBIT INDEX

No.

Exhibits

3

Exchange Termination Agreement